ALLONGE TO SECOND AMENDED AND RESTATED
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                             SECURED PROMISSORY NOTE
                             -----------------------

     This Allonge is attached to and made an integral part of that certain Second Amended and Restated Secured Promissory Note (the "Note") dated July 12, 2001, in the original principal amount of $4,000,000 from GALAXY NUTRITIONAL FOODS, INC., f/k/a Galaxy Foods Company, a Delaware corporation ("Maker"), in favor of FINOVA Mezzanine Capital, Inc. ("Holder"). All terms used herein with initial capital letters, to the extent not otherwise defined herein, shall have the meanings given such terms in the Note. This Allonge is executed in conjunction with that certain waiver letter effective as of the date hereof, by and between Maker and Holder.

     The second paragraph of the Note is hereby amended and restated, in its entirety, to read as follows:

          Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on the first (1st) day of September, 1999, and subsequent installments being payable on the first (1st) day of each succeeding month thereafter until July 1, 2003 (the "Maturity Date"), at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full. If all or any portion of any payment due is not actually received by Holder on the date such payment is due, Maker, at Holder's option, shall pay a late charge equal to 5% of the delinquent amount together with interest on such delinquent amount at the Default Rate (as hereinafter defined) from the date such payment is due to, and including, the date that the payment in full thereof is actually received by the Holder.

     Except as specifically provided herein, all terms and provisions of the Note shall remain in full force and effect, and are hereby ratified and affirmed by Maker.

     IN WITNESS WHEREOF, Maker has executed this Allonge effective as of June 26, 2002, for attachment to the Note.

                                        GALAXY NUTRITIONAL FOODS, INC.,
                                        f/k/a Galaxy Foods Company, a Delaware
                                        corporation

                                        By: /s/ Angelo S. Morini
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                                        Name: Angelo S. Morini
                                        Title: Chairman, President & CEO